Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors

Del Laboratories, Inc.:

We consent to the use of our report included herein and to the reference to our firm under the heading “Experts” in the prospectus.

Melville, New York

June 7, 2006